UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   July 10, 2006 (July 7, 2006)

PROTALEX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28385	91-2003490
(Commission File Number)	(IRS Employer Identification No.)

145 Union Square Drive, New Hope, PA	18938
(Address of Principal Executive Offices)	(Zip Code)

215-862-9720

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 7, 2006, Protalex, Inc. (the “Company”) accepted subscriptions from investors under the following material definitive agreements:

(1)	Warrant and Common Stock Purchase Agreement with a closing date of July 7, 2006 (the “Purchase Agreement”) among the Company and the several purchasers listed on Exhibit A thereof (the “Purchasers”).

(2)	Registration Rights Agreement by and among, the Company, the Purchasers and the Placement Agents (as defined below) as contemplated under the Purchase Agreement.

(3)	Warrant to Purchase Common Stock among the Company and each Purchaser and Placement Agent as contemplated under the Purchase Agreement .

Pursuant to the Purchase Agreement, the Company issued (x) 6,071,013 shares of common stock at $2.50 per share (the “Shares”) for an aggregate cash consideration of $15,177,534 and (y) net exercise warrants to purchase 1,517,753 shares of common stock at an exercise price of $3.85 per share (the “2006 Warrants”). The 2006 Warrants expire on July 7, 2011 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price.

Based on the sales proceeds described above, pursuant to a Placement Agent Agreement (as defined below) the Company is also obligated to issue warrants (the "Comp Warrants") to purchase common stock in the aggregate amount of 531,214 shares to Griffin Securities, Inc. and Carter Securities, LLC (collectively, the “Placement Agents”) as partial commission compensation in connection with the financing transactions contemplated in the Purchase Agreement. The terms of the Comp Warrants are essentially identical to the 2006 Warrants.

Pursuant to the Registration Rights Agreement, the Company is also obligated to file a resale Registration Statement on Form SB-2 by July 28, 2006 which will register the Shares and the shares issuable upon exercise of the 2006 Warrants and Comp Warrants (together the “Registrable Securities”) with the Securities and Exchange Commission (the “SEC”). In addition, the Purchasers are entitled to certain piggyback registration rights. In the event the Company has not filed the Registration Statement by July 28, 2006 (“Filing Default”), the Company has agreed to pay liquidated damages to each Purchaser, from and including the day following such Filing Default until the date that the Registration Statement is filed with the SEC, at a rate per month (or portion thereof) equal to 0.50% of the total purchase price of the Shares purchased by such Purchaser pursuant to the Purchase Agreement (the “Default Rate”). In addition, if the Registration Statement is not declared effective by the SEC by October 27, 2006 (“Registration Default”), the Company has agreed to pay liquidated damages to each purchaser, from and including the day following such Registration Default until the earlier of (i) the time that the Registration Statement is declared effective by the SEC, or (ii) the time as all remaining Registrable Securities held by such purchaser (assuming cashless exercise of the 2006 Warrants) may be sold without restriction under Rule 144(k) (or successor rule), at the Default Rate. There are similar additional penalties for failure to respond to SEC comments and to file subsequently required registration statement amendments. In no event, however, may the penalties exceed 10% in the aggregate of such total purchase price.

Included among the Purchasers were Company Directors Dinesh Patel through vSpring Capital, Peter G. Tombros, Frank M. Dougherty, and Victor S,. Sloan, Senior Vice President and Chief Medical Officer.

The Purchase Agreement, Registration Rights Agreement and Form of 2006 Warrant are attached as Exhibits 10.1, 10.2 and 10.3 respectively to this current report on Form 8K and their terms are incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

As discussed above, pursuant to the Purchase Agreement, the Company issued (x) 6,071,013 shares of common stock at $2.50 per share for an aggregate cash consideration of $15,177,534 (the “Purchase Price”) and (y) net exercise warrants to purchase 1,517,753 shares of common stock at an exercise price of $3.85 per share. The 2006 Warrants expire on July 7, 2011 and provide for a net issue exercise feature and antidilution protection for certain equity issued below the exercise price.

Pursuant to a Placement Agent Agreement dated June 30, 2006 among the Company and the Placement Agents, the Company became obligated effective as of July 7, 2006 to issue the Comp Warrants to purchase common stock in the aggregate amount of 531,214 to the Placement Agents, upon the Company’s receipt of the Purchase Price, as partial commission compensation in connection with the financing transactions contemplated in the Purchase Agreement. The terms of the Comp Warrants are essentially identical to the 2006 Warrants. In addition, as of July 7, 2006 the Company is obligated to pay cash commission compensation of approximately $792,000 in the aggregate to the Placement Agents. The securities described above were issued to "accredited" investors only as such term is promulgated by the SEC. In reliance upon each such investor’s and each Placement Agent’s representation as an “accredited investor” among other representations, the issuance of the securities described above were exempt from the registration requirements under the Securities Act of 1933 pursuant Section 4(2) thereof and in reliance upon Rule 506 of Regulation D promulgated by the SEC.

Item 9.01 Financial Statements and Exhibits

10.1	Warrant and Common Stock Purchase Agreement dated June 30, 2006 among the Company and the Purchasers

10.2	Registration Rights Agreement dated June 30, 2006 by and among, the Company, the Purchasers and the Placement Agents

10.3	Warrant to Purchase Common Stock dated June 30, 2006 among the Company and each Purchaser and Placement Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protalex, Inc.
(Registrant)

Date:	7/10/06		/s/ Marc L. Rose
		By:	Marc L. Rose
		Title:	Vice President of Finance,
Chief Financial Officer, Treasurer and
Corporate Secretary

Exhibit Index
Exhibit No.	Description

10.1	Warrant and Common Stock Purchase Agreement dated June 30, 2006 among the Company and the Purchasers
10.2	Registration Rights Agreement dated June 30, 2006 by and among, the Company, the Purchasers and the Placement Agents
10.3	Warrant to Purchase Common Stock dated June 30, 2006 among the Company and each Purchaser and Placement Agent